Issuer Free Writing Prospectus
Filed pursuant to Rule 433
Registration No. 333-231376
May 30, 2019

China Index Holdings Limited

        China Index Holdings Limited, or our company, has filed a registration statement on Form F-1, including a prospectus, with the Securities and Exchange Commission, or the SEC, for the separation of our company from Fang Holdings Limited, our parent company, by way of a dividend distribution of our ordinary shares, to which this free writing prospectus relates. You should read the prospectus in that registration statement and other documents our company has filed with the SEC for more complete information about our company and the separation and distribution. You should rely upon the prospectus and any relevant free writing prospectus for complete details. You may obtain these documents and other documents our company has filed for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, we will arrange to send you the prospectus, if you request it, by calling investor relationship department of our company at +86-10-5631-8805. You may also access our company's most recent preliminary prospectus dated May 24, 2019, which is included in Amendment No. 1 to our company's registration statement on Form F-1, as filed on May 24, 2019, or Amendment No. 1, by visiting EDGAR on the SEC website at https://www.sec.gov/Archives/edgar/data/1749797/000104746919003315/a2238801zf-1a.htm.

        The following information supplements and updates the information contained in our company's preliminary prospectus included in Amendment No. 1 (as supplemented by a free writing prospectus dated May 29, 2019), or the preliminary prospectus. This free writing prospectus reflects the following amendment that was made to the preliminary prospectus.

        Amend the distribution date from "11:59 p.m., U.S. Eastern Time on June 13, 2019 or as soon thereafter as practicable" to "11:59 p.m., U.S. Eastern Time on June 12, 2019 or as soon thereafter as practicable."